[Sutherland, Asbill & Brennan LLP]





                   CONSENT OF SUTHERLAND, ASBILL & BRENNAN LLP


     We consent to the reference to our firm under the heading "Legal Counsel and Auditors" in the statement of additional information included in
Post-Effective Amendment No. 26 to the Registration Statement on Form N-1A for IDEX Series Fund (File No. 33-2659). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.



                                SUTHERLAND, ASBILL & BRENNAN LLP



                                By:    /s/Kimberly J. Smith
                                ---------------------------
                                          Kimberly J. Smith



Washington, D.C.
July 9, 1997